Stifel, Nicolaus & Company, Incorporated
                       3401 Enterprise Parkway, Suite 110
                                 Beachwood, Ohio
Lawrence D. Bain                       44122                        216-514-8685
Managing Director



July 30, 1999

Poore Brothers, Inc.
3500 South La Cometa
Goodyear, AZ 85338

Attention:  Eric Kufel
            President and Chief Executive Officer

Dear Eric:

We are pleased to set forth the terms of the retention of Stifel, Nicolaus & Company, Incorporated ("Stifel") by Poore Brothers, Inc. (collectively with its affiliates, the "Acquiror") to assist the Acquiror as its exclusive financial advisor and exclusive agent in connection with the Acquiror's efforts to acquire certain business entities ("Acquisition Candidates"). This Agreement will confirm Stifel's engagement by the Acquiror on the following terms and conditions:

     l. DESCRIPTION OF ENGAGEMENT. Stifel will advise the Acquiror on a variety of subjects relating to Acquisition Candidates and any Transaction (as defined below), including, but not limited to:

     (a) the market value of the Acquisition Candidates, taking into account competitive factors;

     (b)  the pricing of acquisition proposals;

     (c) the form and terms of consideration to be utilized in acquisition proposals; and

     (d)  strategies to be utilized in approaches and negotiations;

Stifel will use its best efforts to identify Acquisition Candidates meeting Acquiror's criteria, and assist the Acquiror in providing advisory support from the negotiation process through closing and, if requested, will assist the Acquiror in obtaining any financing it may need to consummate the Transaction ("the Financing").

     2. DEFINITION OF TRANSACTION. As used in this Agreement, the term "Transaction" shall mean an acquisition (a) by merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which an Acquisition Candidate is acquired by or combined with the Acquiror, or (b) the acquisition, directly or indirectly, by the Acquiror (or by one or more persons acting together with the Acquiror pursuant to a written agreement or otherwise) in a single Transaction or a series of Transactions of
(i) any subsidiary, business segment or operation divisions or assets of the Acquisition Candidate or (ii) 25% or more of the Acquisition Candidate's outstanding stock (whether by way of tender or exchange offer, open market purchases, negotiated purchases or otherwise).

     3. INFORMATION. In connection with Stifel's activities on the Acquiror's behalf, the Acquiror will cooperate with Stifel and will furnish Stifel with all reasonable information and data concerning the Acquiror, any Transaction and, to the extent available to the Acquiror, each Acquisition Candidate (the "Information") which Stifel deems appropriate and will provide Stifel with access to the Acquiror's officers, directors, employees, independent accountants and legal counsel. To the extent that the Acquiror has access to the officers,
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Poore Brothers, Inc.
July 30, 1999
Page 2


directors, employees, independent accountants and legal counsel of any Acquisition Candidate, it will provide such access to Stifel. The Acquiror represents and warrants that all Information (a) made available to Stifel by the Acquiror or (b) contained in any filing by the Acquiror with any court or governmental regulatory agency, commission or instrumentality with respect to any Transaction will, at all times during the period of the engagement of Stifel hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Acquiror further represents and warrants that any projections provided by it to Stifel will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Acquiror acknowledges and agrees that, in rendering its services hereunder, Stifel will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Stifel) without independent verification thereof by Stifel or independent appraisal by Stifel of any of the Acquiror's or the Acquisition Candidate's assets. Stifel does not assume responsibility for the accuracy or completeness of the Information or any other information regarding the Acquiror, any Acquisition Candidate or any Transaction. Any advice rendered by Stifel pursuant to this Agreement may not be disclosed publicly without Stifel's prior written consent, except as may be required by applicable law.

     4. COMPENSATION. In consideration of Stifel's services pursuant to this Agreement, Stifel shall be entitled to receive, and the Acquiror agrees to pay Stifel, the following compensation:

     (a)  Upon   execution  of  this  Agreement  and  for  every  90-day  period thereafter until the termination of this Agreement, the Acquiror shall pay Stifel, a cash fee of $5,000 on the first of such 90-day period.

     (b) If a Transaction is consummated during the term of this Agreement, then the Acquiror shall pay Stifel, upon such consummation, cash fee equal to 2% of the value of the total consideration paid by the Acquiror in the Transaction in respect of (i) assets of the Acquisition Candidate, (ii) capital stock of the Acquisition Candidate (and any securities convertible into, or options, warrants or other rights to acquire, such capital stock) and (iii) the assumption, directly or indirectly (by operation of law or otherwise), or repayment of indebtedness (including, without limitation, indebtedness secured by assets of the Acquisition Candidate), less amounts paid pursuant to (a) above. The value of total consideration paid will be calculated as the sum of the following values at closing:

              (i) Cash and cash equivalents paid to an Acquisition Candidate or its shareholders;

              (ii) Market value of any common stock issued to an Acquisition Candidate or its shareholders;

              (iii) The liquidation preference of any preferred stock issued to an Acquisition Candidate or its shareholders, unless market value is easily determinable;

              (iv) The face value of any notes issued to an Acquisition Candidate or its shareholders, unless market value is easily determinable;

              (v) Consideration paid or payable under covenants not to compete, earn-outs (determinable upon consummation) and consulting arrangements (such terms not to encompass standard employment agreements).
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Poore Brothers, Inc.
July 30, 1999
Page 3


              (vi) The face value of any debt owed or preferred stock issued by an Acquisition Candidate or its shareholders which is assumed and/or forgiven, unless market value is easily determinable; and

              (vii) The difference between the exercise price of any stock options and the fair market value per share of common stock even though such differences may be paid to the option holder in cash rather than through exercise of the options.

     (c) Upon the closing of each and any part of a Financing obtained by Stifel or negotiation with the assistance of Stifel, the Acquiror shall pay Stifel a cash fee equal to:

              (i) 1.0% of the aggregate principal amount of any senior debt Financing raised: plus

              (ii) 3% of the aggregate principal amount of any subordinated debt Financing raised: plus

              (iii)  3% of any preferred equity Financing raised: plus

              (iv) 7% of the aggregate of any common equity Financing raised, less the amounts paid pursuant to (a) above.

                     Any  financing   involving  a  public  offering  of  senior
                     subordinated debt to be based on terms as may from time to time be agreed upon by Stifel and the Acquiror.

     (d) Stifel shall receive from the Acquiror warrants to purchase up to 296,155 shares of common stock of the Acquiror upon execution of this Agreement. Such warrants will have an aggregated exercise price of $0.875 per share, and shall have such other terms (including, without limitation, customary anti-dilution and piggy back registration provisions) as shall be mutually agreed upon in good faith by Stifel and the Acquiror. The above warrants will have a 5 year term, be issued effective upon execution of this Agreement and vest as follows:
          50% when the Acquiror's annual Sales are at $30,000,000 on a proforma basis and the additional 50% when the Acquiror's annual sales are at $100,000,000 on a proforma basis.

          For purposes of this subparagraph 4(d), "Acquiror's Sales" shall mean sales of the businesses owned by Acquiror on the date hereof, plus sales of the businesses acquired in a Transaction pursuant to which Stifel is eligible for compensation pursuant to subparagraph 4(b) above.

     (e) Stifel shall be entitled to the fees enumerated in any preceding subparagraph of this Paragraph 4 with respect to any event specified in any such subparagraph if both: (i) the transaction is consummated during the term of this Agreement or within one year after the date of termination of this Agreement; and (ii) prior to the termination of this Agreement Stifel, at the request of the Acquiror, participates and plays a material role in connection with the identification, analysis, structuring and/or negotiation of such Transaction.

     (f) If a Transaction is not consummated, but the Acquiror receives a "break-up" fee or any other payment as a result of the termination or cancellation of an Acquisition Candidate's efforts to effect a Transaction, a judgment for damages, or an amount in settlement of any dispute relating to a Transaction or Alternate Transaction, then the Acquiror shall pay to Stifel a cash fee equal to 25% of such fee,
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Poore Brothers, Inc.
July 30, 1999
Page 4

          payment, judgment or amount, not to exceed the fee Stifel would otherwise have received if the Transaction had been consummated.

     (g) For purposes of this paragraph 4, the term "Acquiror" includes any person acting together with the Acquiror pursuant to a written agreement or otherwise.

     5. NO ASSURANCES. Stifel makes no representations, express or implied that Stifel will succeed in its efforts to assist the Acquiror in consummating a Transaction.

     6. RIGHT OF FIRST REFUSAL. (a) If the Acquiror requires Financing to consummate the Transaction during the term of this Agreement, then Stifel shall have the right to act as the Acquiror's sole managing underwriter or exclusive agent, as the case may be, in connection with raising such financing, subject to approval of Stifel's Capital Commitment Committee and the good faith negotiation of customary and mutually agreeable terms; provided that Stifel's compensation in connection with such engagement shall be as set forth on Paragraph 4(c) hereof.

     7. EXPENSES. In addition to the fees described above, the Acquiror agrees to promptly reimburse Stifel, upon request from time to time, for all reasonable out-of-pocket expenses incurred by Stifel (including without limitation, fees and disbursements of counsel, and of other consultants and advisors retained by Stifel) in connection with the matters contemplated by this Agreement. Such expenses shall not exceed $5,000 in the aggregate without prior approval of the Acquiror, which approval shall not be unreasonably withheld.

     8. INDEMNIFICATION. The Acquiror hereby agrees to indemnify Stifel in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

     9. TERMINATION; SURVIVAL. Either party hereto may terminate this Agreement at any time upon written notice, without liability or continuing obligation except as set forth in the following sentence. Neither termination nor completion of this assignment shall affect: (i) any compensation earned by Stifel up to the date of termination or completion, or after termination, as the case may be, pursuant to the paragraph herein entitled "Compensation", (ii) the reimbursement of expenses incurred by Stifel up to the date of termination or completion, as the case may be, pursuant to the paragraph herein entitled
"Expenses", (iii) the attached Indemnification Provisions, and (iv) the provisions of the paragraphs herein entitled "Governing Law; Jurisdiction" and "Successors and Assigns" of this Agreement, all of which shall remain operative and in full force and effect.

     10. GOVERNING LAW; JURISDICTION. The validity and interpretation of this agreement shall be governed by the laws of the State of Missouri applicable to agreements made and to be fully performed therein. The Acquiror irrevocably submits to the jurisdiction of any court of the State of Missouri or the United States District Court for the Eastern District of the State of Missouri for the purpose of any suit, action or other proceeding arising out of this Agreement or any of the agreements or transactions contemplated hereby, which is brought by or against the Acquiror, and (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (ii) to the extent that the Acquiror has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Acquiror hereby waives, to the fullest extent permitted by law, such immunity. The Acquiror hereby waives and agrees not to assert in any such suit, action or proceeding, in each case, the fullest extent permitted by applicable law, any right to trial by jury and any claim that (a) the Acquiror is not personally subject to the jurisdiction of any such court,
(b) the Acquiror is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution
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Poore Brothers, Inc.
July 30, 1999
Page 5


or otherwise) with respect to the Acquiror's property or (c) any such suit, action or proceeding is brought in an inconvenient forum.

     11. ASSIGNMENT. This agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors, but the rights and obligations of the parties shall not be assignable by either of the parties hereto without the prior written consent of the other party.

     12. ADVERTISEMENT. Stifel or the Acquiror may publish an advertisement, at its own expense with prior approval of the other party, which approval shall not be unreasonably withheld, or issue a press release announcing the hiring of Stifel or the completion of a Transaction and Stifel's role therein after the consummation of such event.

     13.  CONFLICTS.   Stifel  acknowledges  their  professional  responsibility
regarding conflicts of interest and agrees that Stifel will act accordingly in representing other premium food companies.

     14. COUNTERPARTS; AMENDMENTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

                                       Very truly yours,

                                       Stifel, Nicolaus & Company, Incorporated

                                       BY: /s/ Lawrence D. Bain
                                           -------------------------------------
                                               Lawrence D. Bain
                                               Managing Director

Accepted and Agreed to this
10th day of August, 1999.

Poore Brothers, Inc.

BY: /s/ Thomas W. Freeze
    ------------------------------------
Name: Thomas W. Freeze
Title: Vice President & Chief Financial Officer